Exhibit 10.28

GLOBAL INDEMNITY GROUP, LLC SHARE INCENTIVE PLAN
NON- QUALIFIED STOCK OPTION GRANT NOTICE & STOCK OPTION AGREEMENT

Global Indemnity Group, LLC (the “Company”) pursuant to the Global Indemnity Group, LLC 2023 Share Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of A Common Shares of the Company (“Shares”) set forth below (this “Option”). This Option is subject to all of the terms and conditions set forth in this stock option grant notice (this “Grant Notice”), the stock option agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Grant Notice, the terms of the Plan shall control. The terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Optionee: [.]

Grant Date: [.], 2024

Exercise Price per A Common Share: $[.]

Total Number of A Common Shares

Subject to this Option: [.]

Expiration Date: [.], 2029

Vesting Schedule: The Option shall vest and become exercisable with respect to the A Common Shares subject thereto as follows: one third each on [.], 2025, [.], 2026, and [.], 2027, respectively if, and only if, Optionee is an employee as of each such vesting date.

By his signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Optionee has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to this Option.

OPTIONEE

By:

Print Name: [.]

Exhibit A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Global Indemnity Group, LLC (the “Company”), has granted to the Optionee an option (the “Option”) under the Company's 2023 Share Incentive Plan, (the “Plan”), to purchase the number of A Common Shares indicated in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I

GENERAL
1.1
Incorporation of Terms of Plan. This Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF OPTION
2.1
Grant of Option. In consideration of the Optionee's past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company grants to the Optionee this Option to purchase any part or all of the aggregate number of Common Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.2
Exercise Price. The Exercise Price of the Common Shares subject to this Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the Exercise Price per share of the Common Shares subject to this Option shall not be less than 100% of the fair market value of a Share on the Grant Date.
2.3
Consideration to the Company. In consideration of the grant of this Option by the Company, the Optionee agrees to render services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without grounds for a Cause Event, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

ARTICLE III

PERIOD OF EXERCISABILITY
3.1
Commencement of Exercisability.
(a)
Except as otherwise provided herein, this Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)
No portion of this Option which has not become vested and exercisable as of the date of the Optionee's termination of employment shall thereafter become vested and exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.
ARTICLE IV

EXERCISE OF OPTION
4.1
Method of Exercise. Subject to the provisions of this Section, vested Options may be exercised, in whole or in part, at any time prior to the Expiration Date by giving written notice of exercise to the Company specifying the number of A Common Shares subject to the Option to be purchased (or if sooner, until the date the vested Options terminate in accordance with the Plan).
4.2
Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept (including at the Committee’s discretion via a cashless “net exercise” procedure). If the A Common Shares are traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, payment of the Exercise Price may be made through a procedure whereby the Optionee delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price or through “net settlement” in A Common Shares.
4.3
No A Common Shares shall be issued until full payment therefore has been made.
ARTICLE V

OTHER PROVISIONS
5.1
Nontransferability of the Options. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Optionee’s lifetime, only by the Optionee or any Person to whom such Option is transferred pursuant to the preceding sentence, including the Optionee’s guardian, legal representative and other transferee.

5.2
Termination of Employment.
(1)
Termination for Any Reason (other than Cause Event). Except as otherwise determined by the Committee or expressly provided in the Grant Notice, an applicable employment, consulting agreement or other agreement between the Company and the Optionee, upon the termination of the Optionee’s Employment for any reason (other than a Cause Event), including death or Disability, vesting ceases, the term of unvested portion of the Option lapses and vested and unvested portions of the Option will become unexercisable, except that the Optionee shall until the Expiration Date (or if sooner, until the date the vested Options terminate in accordance with the Plan) be entitled to exercise the portion of the Option that is vested on the date of the Optionee’s termination of Employment. Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Optionee shall not be permitted to exercise any portion of the Option at a time beyond the Expiration Date of the Option.
(2)
Termination for Cause Event. All outstanding and unexercised portions of the Option, whether vested or unvested, as of the time the Optionee is notified that his or her Employment is terminated for a Cause Event, or at the time the Optionee voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for a Cause Event, will be cancelled immediately.
5.3
Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heir, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee’s heirs, legal representatives, or successors may have in respect to the Plan, the Option or Common Shares granted or issued thereunder whether to the Optionee or to any other person.
5.4
Governing Law. The Plan and this Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
5.5
Conformity to Securities Laws. The Optionee acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and this Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.6
Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company. Any determination made hereunder shall be final, binding, and conclusive for all purposes.
5.7
Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.